SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2008

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On February 5, 2008, the Board of Directors of CVS Caremark Corporation (the “Company”) approved and adopted the following amendment to the Company’s by-laws (the “By-laws”):

•	A new Article VI, Section 8 has added to the By-laws, setting forth certain terms and conditions applicable to the amendment by the Board of a stockholder rights plan (i.e., a so-called “poison pill”), or of an anti-takeover device having a similar effect, to extend its term beyond one year. This provision would apply only in the event that the Board determines to adopt such a stockholder rights plan or similar device. The Company does not have such a plan or device in place at the present time.

Attached hereto as Exhibit 3.2 and incorporated by reference herein is a copy of the Company’s Amended and Restated By-laws, effective as of February 5, 2008, reflecting the foregoing amendment.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document
3.2	Amended and Restated By-laws of CVS Caremark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

Date: February 5, 2008	By:	/s/ David B. Rickard
	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document
3.2	Amended and Restated By-laws of CVS Caremark Corporation